                                                                     EXHIBIT 3.4

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                                     BYLAWS


                                       OF


                              THE ROME SAVINGS BANK





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                               TABLE OF CONTENTS

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
                                   ARTICLE I

                                ORGANIZATION................................   1
                                ------------


                                  ARTICLE II

                                SHAREHOLDERS................................   1
                                ------------

Section 1.   Annual Meetings................................................   1
Section 2.   Special Meetings...............................................   1
Section 3.   Notice of Meetings.............................................   1
Section 4.   Waiver of Notice...............................................   2
Section 5.   Fixing of Record Date..........................................   2
Section 6.   Quorum.........................................................   2
Section 7.   Conduct of Meetings............................................   2
Section 8.   Proxies........................................................   3
Section 9.   Voting; Voting of Shares in the Name of Two or More Persons....   3
Section 10.  Inspectors of Election.........................................   3
Section 11.  Procedure for Nominations......................................   4
Section 12.  New Business...................................................   4


                                 ARTICLE III

                                CAPITAL STOCK...............................   4
                                -------------

Section 1.   Certificates of Stock..........................................   4
Section 2.   Transfer Agent and Registrar...................................   5
Section 3.   Registration and Transfer of Shares............................   5
Section 4.   Lost, Destroyed and Mutilated Certificates.....................   5
Section 5.   Holder of Record...............................................   6


                                  ARTICLE IV

                             BOARD OF DIRECTORS.............................   6
                             ------------------

Section 1.   Responsibilities; Number of Directors..........................   6
Section 2.   Qualifications.................................................   6
Section 3.   Mandatory Retirement...........................................   6
Section 4.   Regular and Annual Meetings....................................   6
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
Section 5.   Special Meetings................................................  6
Section 6.   Conduct of Meetings.............................................  7
Section 7.   Notice of Meetings; Waiver of Notice............................  7
Section 8.   Quorum and Voting Requirements..................................  7
Section 9.   Resignation.....................................................  7
Section 10.  Removal.........................................................  8
Section 11.  Vacancies.......................................................  8
Section 12.  Compensation....................................................  8


                                   ARTICLE V

                                 COMMITTEES..................................  8
                                 ----------

Section 1.   Standing Committees.............................................  8
Section 2.   Executive Committee.............................................  9
Section 3.   Audit Committee.................................................  9
Section 4.   Compensation Committee.......................................... 10
Section 5.   Other Committees................................................ 10


                                   ARTICLE VI

                                  OFFICERS................................... 11
                                  --------

Section 1.   Designation of Executive Officers............................... 11
Section 2.   Term of Office and Removal...................................... 11
Section 3.   Chairman of the Board........................................... 11
Section 4.   Chief Executive Officer......................................... 11
Section 5.   President....................................................... 12
Section 7.   Vice Presidents................................................. 12
Section 8.   Secretary....................................................... 12
Section 9.   Treasurer....................................................... 12
Section 10.  Other Officers.................................................. 13
Section 11.  Compensation of Officers........................................ 13


                                  ARTICLE VII

                            AMENDMENTS OF BYLAWS............................. 13
                            --------------------
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                                     -ii-
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                                    BYLAWS

                                      OF

                             THE ROME SAVINGS BANK


                                   ARTICLE I

                                 ORGANIZATION
                                 ------------

          This corporation shall be known as The Rome Savings Bank (the "Bank").
The principal office of the Bank shall be located in the State of New York, in the County of Oneida, in the City of Rome. Subject to applicable banking laws and any required approval of the Superintendent of Banks of the State of New
York (the "Superintendent"), the Bank may also have other offices at such other places as the Board of Directors (the "Board") may from time to time designate or the business of the Bank may require.


                                  ARTICLE II

                                 SHAREHOLDERS
                                 ------------

          Section 1. Annual Meetings. The annual meeting of shareholders of the Bank for the election of directors and the transaction of any other business as may properly come before such meeting shall be held each year on a date to be fixed by the Board, at such time and at such place in a city, town or village in which any office of the Bank is located.

          Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called at any time by the Chairman, if one has been elected by the Board, the Chief Executive Officer or by resolution of at least three-fourths of the entire Board, and shall be called by the Chairman, if one has been elected, the President or the Secretary of the Bank upon the written request of the holders of three-fourths of all the outstanding capital stock of the Bank entitled to vote at the meeting. Special meetings shall be held at such time and at such place as may be designated by the Board. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of meeting.

          Section 3. Notice of Meetings. Written notice stating the place, day and hour of any meeting of shareholders and the purpose or purposes for which the meeting is called shall be delivered to each shareholder of record entitled to vote at such meeting, either personally or by mail, not less than 10 nor more than 50 days before the date of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail, with postage thereon prepaid, addressed to the shareholder at his or her address as it appears on the stock transfer books or records of the Bank as of the record date prescribed in
Section 5 of this Article II, or at such other address as the

                                      -1-

shareholder shall have furnished in writing to the Secretary of the Bank. Notice of any special meeting shall indicate that the notice is being issued by or at the direction of the person or persons calling such meeting. When any meeting of shareholders, either annual or special, is adjourned to another time or place, no notice of the adjourned meeting need be given, other than an announcement at the meeting at which such adjournment is taken giving the time and place to which the meeting is adjourned. However, if, after adjournment, the Board fixes a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record on the new record date.

          Section 4. Waiver of Notice. Notice of any annual or special meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder.

          Section 5. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose, the Board shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 50 days and, in the case of a meeting of shareholders, not less than 10 days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 5, such determination shall, unless otherwise provided by the Board, also apply to any adjournment thereof.

          Section 6. Quorum. The holders of a majority of the shares of the capital stock of the Bank issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, except as otherwise provided by law, these Bylaws or the Restated Organization Certificate of the Bank. If less than a majority of such shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed. When a quorum is once present to organize a meeting, such quorum is not broken by the subsequent withdrawal of any shareholders.

          Section 7. Conduct of Meetings. The Chairman shall serve as chairman at all meetings of the shareholders or, if a Chairman has not been elected by the Board or the Chairman is absent or otherwise unable to so serve, the President shall serve as chairman. If the President is absent or otherwise unable to so serve, such other person as shall be appointed by a majority of the entire Board shall serve as chairman at any meeting of shareholders held in such absence. The Secretary of the Bank or, if the Secretary is absent or otherwise unable to so serve, such other person as the chairman of the meeting shall appoint, shall serve as secretary of the meeting. The chairman of the meeting shall conduct all meetings of the shareholders in accordance with the best interests of the Bank and shall have the authority and discretion to establish reasonable procedural rules for the conduct of such meetings, including such regulation of the manner of voting and the conduct of discussion as he or she shall deem appropriate. The chairman of the meeting shall also have the authority to adjourn the meeting from time to time and from place to place as he or she may deem necessary and in the best interests of the Bank.

          Section 8. Proxies. Each shareholder entitled to vote at any meeting may vote either in person or by proxy. All proxies shall be in writing, signed by the shareholder or by his or her duly authorized attorney-in-fact, and shall be filed with the Secretary of the Bank before being voted. No proxy shall be valid after the expiration of 11 months from the date of its execution unless otherwise provided in the proxy. The attendance at any meeting by a shareholder who shall have previously given a proxy applicable thereto shall not, as such, have the effect of revoking the proxy. The Bank may treat any duly executed proxy as not revoked and in full force and effect until it receives a duly executed instrument revoking it, or a duly executed proxy bearing a later date.

          Section 9. Voting; Voting of Shares in the Name of Two or More Persons. Except for the election of directors or as otherwise provided by law or the Restated Organization Certificate of the Bank, at all meetings of shareholders all matters shall be determined by a majority vote of the shareholders present and entitled to vote thereat. Directors shall, except as otherwise required by law or the Restated Organization Certificate of the Bank, be elected by a plurality of the votes cast by the shareholders entitled to vote in the election.

          When ownership of shares stands in the name of two or more persons, in the absence of written directions to the Bank to the contrary, at any meeting of the shareholders of the Bank any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. If an attempt is made to cast conflicting votes, in person or by proxy, by several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present, in person or by proxy, at such meeting. If such conflicting votes are evenly split on any particular matter, each faction may vote the securities in question proportionally or any person voting the shares, or a beneficiary, if any, may apply to the Supreme Court of New York or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the court.

          Section 10. Inspectors of Election. In advance of any meeting of shareholders, the Board may appoint one or more persons, other than officers, directors or nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. Such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the meeting may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board in advance of the meeting or at the meeting by the chairman of the meeting. The duties of the inspectors of election shall include: determining the number of shares outstanding and the voting power of each share, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies; receiving votes, ballots or consents; hearing and deciding all challenges and questions arising in connection with the right to vote; counting and tabulating all votes, ballots or consents; determining the results; and doing such acts as are proper to the conduct of the election or the vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them. Each inspector shall be entitled to a reasonable compensation for his or her services, to be paid by the Bank.

          Section 11. Procedure for Nominations. The Board, or a committee appointed by the Board, shall select the nominees for election as directors of the Bank. Except in the case of a nominee substituted as a result of the death, incapacity, withdrawal or other inability to serve of a nominee, the Board shall deliver written nominations to the Secretary of the Bank at least 30 days prior to the date of the annual meeting. Provided the Board, or a committee appointed by the Board, makes such nominations, no nominations for directors except those made by the Board or such committee shall be voted upon at the annual meeting of shareholders unless other nominations by shareholders are made in accordance with the provisions of this Section 11. Nominations of individuals for election to the Board at an annual meeting of shareholders may be made by any shareholder of the Bank entitled to vote for the election of directors at such meeting who provides timely notice in writing to the Secretary of the Bank.

          Section 12. New Business. Any new business to be taken up at the annual meeting at the request of the Chairman, if one has been elected by the Board, or the President shall be stated in writing and filed with the Secretary of the Bank at least 15 days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting. Any proposal offered by any shareholder who is not a director or executive officer of the Bank may be made at the annual meeting and the same may be discussed and considered, but unless properly brought before the meeting such proposal shall not be acted upon at the meeting. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Bank. This provision shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the Board or the management of the Bank, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided. This provision shall not constitute a waiver of any right of the Bank under the proxy rules of the Federal Deposit Insurance Corporation or any other rule or regulation to omit a shareholder's proposal from the Bank's proxy materials.


                                  ARTICLE III

                                 CAPITAL STOCK
                                 -------------

          Section 1. Certificates of Stock. Certificates evidencing ownership of shares of stock of the Bank shall be in such form as shall be approved by the Board, provided that each certificate shall, when issued, state upon the face thereof (a) that the Bank is a corporation organized under the laws of the State of New York; (b) the name of the person to whom the certificate is issued; (c) the number of shares, class and series, if any, that the certificate represents; and (d) the par value of each share represented by the certificate; and further provided that each certificate shall, when issued, state upon the back thereof the existence of any supermajority voting provisions in the Restated Organization Certificate of the Bank required to be noted on such certificate under Section 6016 of the Banking Law of the State of New York (the "Banking Law"). Each certificate shall further state that the Bank will furnish to any shareholder upon request and without charge a statement of the rights and preferences of the shares of each class or series of stock, or shall set forth such statement on the certificate itself. The certificates shall be numbered in the order of their issue and shall be signed by the Chairman, if one has been elected, the President and the Secretary or any Assistant Secretary, and the seal of the Bank or a facsimile thereof shall be impressed, affixed or reproduced thereon. If the certificates are signed by a Transfer Agent acting on behalf of the Bank, or are registered by a Registrar, the signatures of the officers of the Bank may be facsimile signatures. In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Bank, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Bank, such certificate or certificates may nevertheless be adopted by the Bank and be issued and delivered as though the person or persons who signed such certificate or certificates have not ceased to be such officer or officers of the Bank.

          Section 2. Transfer Agent and Registrar. The Board shall have the power to appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such Transfer Agents and Registrars.

          Section 3. Registration and Transfer of Shares. Subject to the provisions of the Restated Organization Certificate of the Bank, the name of each person owning a share of the capital stock of the Bank shall be entered on the books of the Bank together with the number of shares held by him or her, the numbers of the certificates covering such shares and the dates of issue of such certificates. The shares of stock of the Bank shall be transferable on the books of the Bank by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, with such guarantee or proof of the authenticity of the signature as the Bank or its agents may reasonably require and with proper evidence of payment of all applicable transfer taxes. A record shall be made of each transfer.

          Section 4. Lost, Destroyed and Mutilated Certificates. The holder of any shares of stock of the Bank shall immediately notify the Bank of any loss, theft, destruction or mutilation of the certificates therefor. The Bank may issue, or cause to be issued, a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed upon evidence satisfactory to the Bank of the loss, theft or destruction of the certificate, and, in the case of mutilation, the surrender of the mutilated certificate. The Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his or her legal representatives, to give the Bank a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises, or may refer such owner to such remedy or remedies as he or she may have under the laws of the State of New York.

          Section 5. Holder of Record. The Bank shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.


                                  ARTICLE IV

                              BOARD OF DIRECTORS
                              ------------------

          Section 1. Responsibilities; Number of Directors. The business and affairs of the Bank shall be under the direction of its Board. The Board shall consist of not less than 7 nor more than 20 directors. Within the foregoing limits, the number of directors shall be determined by resolution of the Board.

          Section 2. Qualifications. Each director shall be at least 18 years of age and at least one-half of the directors shall be citizens of the United States at the time of their election and during their continuance in office.

          Section 3. Mandatory Retirement. No director shall be qualified to serve as such beyond the last day of the year in which he or she reaches his or her seventy-fifth (75th) birthday. However, a director on attaining age 75, shall be eligible for election as Director Emeritus.

          Section 4. Regular and Annual Meetings. The Board shall hold regular meetings on the fourth Wednesday of each month, except when such Wednesday is a holiday or, if for any other reason the President should deem a change in the meeting date advisable, the regular meeting shall be held on the business day not more than one week before or after the regular meeting date. An annual meeting of the Board for the election of officers shall be held, without notice other than these Bylaws, immediately after, and at the same place as, the annual meeting of the shareholders of the Bank, or at such other time or place within 25 days following the annual meeting of shareholders as the Board may fix by resolution.

          Section 5. Special Meetings. Special meetings of the Board may be called at any time by or at the request of the Chairman or the President. Special meetings of the Board shall also be convened by the Secretary upon the written request of at least three or more directors. The persons authorized to call special meetings of the Board shall give notice of such meetings in the manner prescribed by these Bylaws and may fix any place, within or without the Bank's regular business area, as the place for holding any special meeting of the Board called by such persons. No business shall be conducted at a special meeting other than that specified in the notice of meeting.

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          Section 6.   Conduct of Meetings. Meetings of the Board shall be
presided over by the Chairman, if a Chairman has been elected by the Board, or such other director or officer as the Chairman shall designate. If a Chairman has not been elected by the Board or the Chairman is absent or otherwise unable to preside over the meeting, the presiding officer shall be the President. If the President is absent or otherwise unable to preside over the meeting, the presiding officer shall be the then senior member of the Board in terms of length of service on the Board. The Secretary, or in the absence or disability of the Secretary, a person appointed by the Chairman (or other presiding person), shall act as secretary of the meeting. The Chairman (or other presiding person) shall conduct all meetings of the Board in accordance with the best interests of the Bank and shall have the authority and discretion to establish reasonable procedural rules for the conduct of Board meetings. Any one or more directors may participate in a meeting of the Board or committee thereof by means of a conference telephone or communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at any such meeting.

          Section 7. Notice of Meetings; Waiver of Notice. At least two days notice of meetings shall be given to each director if given in person or by telephone, telegraph, telex, facsimile, TWX or other electronic transmission, and at least two business days notice of meetings shall be given if notice is given in writing and delivered by courier or by postage-prepaid mail. The purpose of any special meeting shall be stated in the notice. Such notice shall be deemed given when sent or given to any such mail or courier service or company providing electronic transmission service. Any director may waive notice of any meeting by filing a signed waiver of notice with the Secretary of the Bank, whether before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting if the director does not protest, prior thereto or at its commencement, the lack of notice to such director.

          Section 8. Quorum and Voting Requirements. A quorum at any meeting of the Board shall consist of not less than a majority of the entire Board or such greater number as shall be required by law, these Bylaws or the Restated Organization Certificate of the Bank. In no case shall such number be less than five; provided the Chairman, President, a Senior Vice President, or one of the Vice Presidents be among the number. If less than a quorum is present, the majority of those directors present may adjourn the meeting to another time and place without further notice. At such adjourned meeting at which a quorum shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Except as otherwise provided by law, the Restated Organization Certificate of the Bank or these Bylaws, a majority vote of the directors present at a meeting, if a quorum is present at the time of such vote, shall constitute an act of the Board.

          Section 9. Resignation. Any director may resign at any time by sending a written notice of such resignation to the principal office of the Bank addressed to the Chairman, if one has been elected, or the President. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

          Section 10. Removal. Notwithstanding any other provision of the Restated Organization Certificate of the Bank or these Bylaws, any director or the entire Board of the Bank may be removed at any time, but only for cause and only by the affirmative vote of the holders of record of not less than 80% of the outstanding shares of capital stock of the Bank entitled to vote generally in the election of directors at a meeting of the shareholders called for that purpose. For purposes of this Section 10, conduct worthy of removal for "cause" shall mean (a) conduct as a director of the Bank or a subsidiary of the Bank that involves willful material misconduct, breach of fiduciary duty involving personal pecuniary gain or gross negligence in the performance of duties or (b) conduct, whether or not as a director of the Bank or a subsidiary of the Bank, that involves dishonesty or breach of fiduciary duty and is punishable by imprisonment for a term exceeding one year under state or federal law.

          Section 11. Vacancies. Subject to the limitations prescribed by law, the Restated Organization Certificate of the Bank and these Bylaws, all vacancies in the office of director, including vacancies created by newly created directorships resulting from an increase in the number of directors, shall be filled by the shareholders, except that vacancies not exceeding one-third of the entire Board may be filled by the affirmative vote of a majority of the directors then holding office. No person shall be elected a director unless nominated at a previous regular or special meeting, called for that purpose, upon the recommendation of the Board, or a committee appointed by the Board. Any director so elected shall serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his successor shall be elected and qualified.

          Section 12. Compensation. The compensation of the directors of the Bank shall be fixed by a majority vote of the Board at a regular meeting.


                                   ARTICLE V

                                  COMMITTEES
                                  ----------

          Section 1. Standing Committees. At each annual meeting of the Board, the directors shall designate from their own number, by resolution adopted by a majority of the entire Board, the following committees:

          (a)  Executive Committee
          (b)  Audit Committee
          (c)  Compliance Committee
          (d)  Compensation Committee
          (e)  ALCO Committee
          (f)  Lending Committee

which shall be standing committees of the Board. The Chairman, if one has been elected, shall be a member of, and the Chief Executive Officer and the President shall be ex-officio members of, with power to vote on all matters, the Executive Committee. The Board shall appoint a director to fill any vacancy on any committee of the Board. The members of the committees shall serve at the pleasure of the Board.

          Section 2. Executive Committee. The Executive Committee shall consist of five members, none of whom shall be an officer or salaried employee of the Bank or its subsidiaries, and such ex-officio or other members as shall be appointed by Board resolution or these Bylaws. The membership of the Executive Committee shall consist of the Chairman, if one has been elected, the President, and four other members of the Board. If no Chairman has been elected, then one additional member of the Board shall be appointed to the Executive Committee. There shall also be elected at the annual meeting a first, second and third alternate member of the Executive Committee, who shall act in the absence of members of the Executive Committee upon the call of the Chairman, or, if no Chairman has been elected, the President.

          The Chairman shall serve as chairman of the Executive Committee or, if no Chairman has been elected, the President shall serve as chairman of the Executive Committee. In the absence of the chairman of the Executive Committee, the committee shall designate from among its membership a person to preside at any meeting held in such absence. The Executive Committee shall designate, from its membership or otherwise, a secretary who shall report to the Board at its next regular meeting all proceedings and actions taken by the Executive Committee. The Executive Committee shall meet as necessary at the call of the Chairman or, in the absence of the Chairman, at the call of a majority of the members of the Executive Committee.

          Three members of the Executive Committee shall constitute a quorum for the transaction of business. The vote of a majority present at any meeting, including the chairman of the committee, who shall be eligible to vote, shall constitute the action of the Executive Committee.

          The Executive Committee shall, to the extent not inconsistent with applicable law or these Bylaws, exercise all the powers of the Board in the intervals between the meetings of the Board. The Executive Committee shall generally oversee the affairs of the Bank and shall exercise such other powers not reserved by the Board or delegated to officers or to other committees. The Executive Committee shall also consider proposals from management in relation to the election of officers and shall make recommendations to the Board in relation to those nominated to officer positions.

          Section 3. Audit Committee. The Audit Committee shall consist of at least four members, none of whom shall be an officer or salaried employee of the Bank or its subsidiaries, an attorney who receives a fee or other compensation for legal services rendered to the Bank or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director. At any regular meeting of the Board, any director who is otherwise eligible to serve on the Audit Committee may be elected to fill a vacancy that has occurred on the Audit Committee. The Board shall designate one member of the committee to serve as chairman of the committee. Three members of the Audit Committee shall constitute a quorum for the transaction of business.

          The Audit Committee shall meet annually at the call of the chairman of the committee, at a date not less than six months after the prior examination and may hold such additional meetings as the chairman of the committee may deem necessary, to examine, or cause to be examined, the records and affairs of the Bank to determine its true financial condition, and shall present a report of examination to the Board at the Board's next regular meeting following the meeting of the Audit Committee and shall present a copy thereof to the Superintendent, all in conformity with the provisions of the Banking Law. The committee shall appoint, from its membership or otherwise, a secretary who shall cause to be kept written minutes of all meetings of the committee. The Audit Committee shall make, or cause to be made, such other examinations (including any required by Section 254 of the Banking
Law) as it may deem advisable or whenever so directed by the Board and shall report thereon in writing at a regular meeting of the Board. The Audit Committee shall make recommendations to the Board in relation to the employment of accountants and independent auditors and arrange for such other assistance as it may deem necessary or desirable. The Audit Committee shall review and evaluate the procedures and performance of the Bank's internal auditing staff.

          Section 4. Compliance Committee. The Compliance Committee shall consist of at least three (3) members of the Board of Directors. The Board shall designate one member of the committee to serve as chairman of the Compliance Committee, who shall have the authority to adopt and establish procedural rules for the conduct of all meetings of the committee. The Compliance Committee will meet at least quarterly to assess the condition of the Bank regarding all compliance matters.

          Section 5. Compensation Committee. The Compensation Committee shall consist of at least three (3) members, none of whom shall be an officer or salaried employee of the Bank or its subsidiaries, as shall be appointed by Board resolution or these Bylaws. The Board shall designate one member of the committee to serve as chairman of the Compensation Committee, who shall have the authority to adopt and establish procedural rules for the conduct of all meetings of the committee.

          The Compensation Committee shall meet at least quarterly to assess the structure of the management team and the overall performance of the Bank, and may hold such additional meetings as the chairman may deem necessary. A quorum shall consist of at least one-third of the voting members of the Compensation Committee, and in no event less than two (2) voting members of the committee. The vote of a majority of the voting members present at any meeting, including the chairman of the committee who shall be eligible to vote, shall constitute the action of the Compensation Committee. The committee shall appoint, from its membership or otherwise, a secretary who shall cause to be kept written minutes of all meetings of the committee.

          The Compensation Committee shall be responsible for recommending to the Board the compensation, employment arrangements and benefit programs for officers of the Bank and its subsidiaries.

          Section 6. ALCO Committee. The ALCO Committee shall consist of not less than four members of the Board of Directors. The ALCO Committee will meet monthly with the Treasurer to oversee the Bank's investments and asset liability structure.

          Section 7. Lending Committee. The Lending Committee shall consist of not less than three members of the Board of Directors. The Lending Committee will meet monthly to review large commercial loan requests presented for consideration. Loan approvals will be presented to the entire board on a monthly basis.

          Section 8. Other Committees. The Board may, by resolution adopted by a majority of the entire Board at any meeting, authorize such other committees as from time to time it may deem necessary or appropriate for the conduct of the business of the Bank. The members of each committee so authorized shall be appointed by the Board from members of the Board or employees of the Bank. Each such committee shall exercise such powers as may be assigned by the Board to the extent not inconsistent with these Bylaws or the Restated Organization Certificate of the Bank. The Chairman, if one has been elected, and the President shall be ex-officio members, with power to vote on all matters, of all appointed committees.


                                  ARTICLE VI

                                   OFFICERS
                                   --------

          Section 1. Designation of Executive Officers. The Board shall, at each annual meeting, elect a President, a Vice President, and Treasurer and a Secretary. In addition, it may elect a Chairman, one or more Senior Vice Presidents, an Auditor and one or more of Assistant Vice Presidents, Assistant Treasurer and Assistant Secretaries. The Board shall also appoint one or more attorneys, two or more appraisers and such other persons or officers as the Board from time to time may deem necessary or the business of the Bank may require. Of such officers, the Chairman, if any, and the President, shall be directors and any Senior Vice President, and of the Vice Presidents, the Treasurer or the Secretary may be Directors. Any number of offices may be held by the same person except that no person may simultaneously hold the offices of President and Secretary.

          The election of all officers shall be made only by a vote of a majority of the entire Board. If such election is not held at the meeting held annually for the election of officers, such officers may be so elected at any subsequent regular meeting or at a special meeting called for that purpose, in the same manner above provided. Each person elected shall have such authority, bear such title and perform such duties as provided in these Bylaws and as the Board may prescribe from time to time. All officers elected or appointed by the Board shall assume their duties immediately upon their election and shall hold office at the pleasure of the Board. Whenever a vacancy occurs among the officers, it may be filled at any regular or special meeting called for that purpose, in the same manner as above provided.

          Section 2. Term of Office and Removal. Each officer shall serve until his or her successor is elected and duly qualified, the office is abolished or he or she is removed. Any officer may be removed at any regular or special meeting of the Board called for that purpose, with or without cause, by an affirmative vote of a majority of the entire Board.

          Section 3. Chairman of the Board. The Chairman, if one has been elected by the Board, shall preside at all meetings of the Board and perform all the duties incident to such office and, in addition, shall perform such other duties as the Board may assign to him or her. The Chairman shall also be Chairman of the Executive Committee and an ex-officio officer of all committees except the Audit Committee.

          Section 4. Chief Executive Officer. The Chief Executive Officer of the Bank, subject to the direction of the Board, shall be responsible for assuring that the policy decisions of the Board are implemented as formulated. The Chief Executive Officer shall be responsible, in consultation with such officers and members of the Board as he deems appropriate, for planning the growth of the Bank. The Chief Executive Officer shall be responsible for shareholder relations, relations with investments bankers, other similar financial institutions and financial advisors, and shall be empowered to designate officers of the Bank and its subsidiaries to assist in such activities. The Chief Executive Officer shall be principally responsible for exploring opportunities for mergers, acquisitions and new business. The Chief Executive Officer shall have the general supervision and direction of all of the Bank's officers, subject to and consistent with policies enunciated by the Board. The Chief Executive Officer shall under authority given to him, sign instruments in the name of the Bank. The Chief Executive Officer shall have such other powers as may be assigned to him by the Board, its committees or, if a Chairman other than the Chief Executive Officer is elected by the Board, the Chairman. The Chief Executive Officer shall be a member ex-officio, with power to vote on all matters, of all committees of the Board, except the Audit Committee and the Compensation Committee.

          Section 5. President. The President shall be the Chief Executive Officer of the Bank, as determined by the Board, and shall be subject to the direction of the Board. The President shall perform such duties as from time to time may be assigned to him by these Bylaws, the Board, or, if elected by the Board, the Chairman. The President shall have the general supervision and direction of all of the Bank's operations and personnel, subject to and consistent with policies enunciated by the Board. The President shall, under authority given to him, sign instruments in the name of the Bank. The President shall be a member ex-officio, with power to vote on all matters, of all committees of the Board, except the Audit Committee and the Compensation Committee.

          In the absence of or disability of the Chairman, or if the office of the Chairman is vacant by reason of death, resignation, failure of the Board to elect a Chairman or otherwise, the President or such other person who the Board shall designate, shall exercise the powers and perform the duties which otherwise would fall upon the Chairman.

          Section 6. Vice Presidents. Senior Vice Presidents and Vice Presidents may be appointed by the Board to perform such duties as may be prescribed by these Bylaws, the Board or the Chief Executive Officer as permitted by the Board. The Senior Vice Presidents shall perform all duties of the President when so directed by the President or in the absence or inability of the President to act, or on the direction of the Board. In the absence or inability of the President or Senior Vice Presidents to act, one or more Vice Presidents may be chosen to perform the duties of the President on the direction of the Board.

          Section 7. Corporate Secretary and Assistant to the President. It shall be the duty of the Secretary to give notice of meetings of the Board. It shall also be the Secretary's duty to keep the minutes of the proceedings of the Board and of the Executive Committee. The Secretary shall have the responsibility of filing and preserving all reports and documents which the Bank is directed to file and preserve or which the Secretary shall be directed to file. The Secretary shall have charge of the Bank's corporate seal and power to affix such seal to documents and instruments executed on behalf of the Bank. The Secretary shall have such other powers and duties as are generally incident to the office of Secretary and as may be assigned to him or her by the Board, the Executive Committee or by superior officers.

          Section 9. Treasurer and Chief Financial Officer. The Treasurer, under the direction of the President, shall:

     (a) have immediate charge and management of the accounting and financial affairs of the Bank;

     (b) maintain records of all cash, stocks, bonds, other securities or other property belonging to the Bank or deposited with the Bank;

     (c) make all reports, records, statements and schedules required by law or as may be requested by the Board or the Chairman; and

     (d) perform such other administrative functions and executive duties as may be assigned to him or her by the Board or the Chairman.

          Section 10. Assistant Secretaries - Assistant Treasurers - Assistant Vice Presidents.

     (a) In the absence of the Secretary or Treasurer or a Vice President, the powers and duties of such offices shall devolve upon the respective assistants, as the President may prescribe.

     (b) Each Assistant Secretary, Assistant Treasurer and Assistant Vice President shall have such other powers and duties as shall be assigned to him/her by the Board or by his/her superior officers.

          Section 11. Business Development Officer. The Business Development Officer will have the responsibility of developing new business by contacting existing or potential customers to generate business loans and related personal accounts with the bank.

          Section 12.  Auditor.

     (a) The Auditor shall be accountable to the Board and shall make such examination of the accounts records and transactions of the Bank as may be required by the Board, and shall perform such other duties as are required in an audit program approved by the Board.

     (b) The Auditor shall be free to examine any department of Bank operation without previous officer consultation.

     (c) The Auditor shall maintain a summary record of dates of complete audits, and shall make periodic comprehensive reports to the Board, which shall include such suggestions and recommendations which the Auditor may consider it advisable to make.

     (d) In lieu of hiring an Auditor, the Board may hire and retain an outside independent auditing firm to meet the requirements outlined above, if in compliance with the requirements of the banking law.

          Section 13. Compliance Officer. The Compliance Officer shall be responsible for creating a compliance program and continually maintaining it; implementing new regulations or changes to existing regulations; assisting in updating and renewing Bank policies and procedures based upon regulatory changes, internal audits, and examinations by regulatory agencies; establishing and maintaining an ongoing program for training personnel; monitoring resolution of consumer complaints; preparing for regulatory examinations and assuring an adequate corrective action process exists.

          Section 14. Administrative Assistant. The Board may appoint one or more Administrative Assistants to serve under the direction of the Officers and Assistant Officers defined above, with such duties and responsibilities as the Board may direct.

          Section 15. Other Officers. Other officers appointed by the Board shall have such authority and shall perform such duties as may be assigned to them, from time to time, by the Board or the Chief Executive Officer.

          Section 16. Compensation of Officers. The compensation of all officers shall be fixed from time to time by the Board, upon the recommendation of the Compensation Committee. The salary of each officer for each calendar year shall be fixed at the meeting of the Board held in December of the previous year. No motion to change the salary of an officer of the Bank shall be voted upon unless, at a previous regular or special meeting of the Board, notice of the proposed change shall have been given.


                                  ARTICLE VII

                    INDEMNIFICATION OF DIRECTORS, OFFICERS
                    --------------------------------------
                                 AND EMPLOYEES
                                 -------------

          Section 1. Indemnification. The Bank shall indemnify any Director, officer, former Director or former officer of the Bank, to the maximum extent allowed by law, against judgments, fines, amounts paid in settlement and reasonable attorneys' fees resulting from such person being made or threatened to be made a party to any action or proceeding by reason of the fact that such person was or is a Director or officer of the Bank, or served at the request of the Bank in any capacity with any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The right to indemnification shall continue to apply to the estate of a deceased Director or officer and his or her executors and administrators. No indemnification may be made to or on behalf of any Director or officer, unless expressly permitted by law or court order, if a judgment or final adjudication adverse to the Director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

          Section 2. Indemnification Rights are Non-exclusive. Such rights of indemnification and reimbursement shall not be deemed exclusive of any other rights to which such Director or officer may be entitled by law, agreement or otherwise. Nothing contained in these Bylaws shall affect any right to indemnification to which Bank employees other than Directors and officers may be entitled by contract or otherwise under law.


                                  ARTICLE VII

                                 SURETY BONDS
                                 ------------

     Bonds of recognized surety companies covering Directors, officers and employees, shall be provided at the expense of the Bank as directed by the Board of Directors or the Executive Committee.


                                 ARTICLE VIII

                                    CHECKS
                                    ------

     All official checks for payment of any money shall be signed in such a manner as is authorized by the Board of Directors.


                                   ARTICLE X

                              DEPOSITS AND LOANS
                              ------------------

          Section 1. Assent to Bylaws and Rules and Regulations. The President of the Bank, and the other officers of the Bank acting under his or her direction, and the Board of Directors may from time to time adopt rules and regulations governing the deposit accounts and loan programs offered by the Bank. All such rules and regulations shall be submitted to the Board or the Executive Committee for ratification but the failure to so submit rules and regulations shall not render such rules or regulations void. Each depositor shall be deemed to have assented to and shall be bound by the Bank's Bylaws and Rules and regulations by virtue of making any deposit.

          Section 2. Notice of Claims. A depositor must give the Bank written notice of any claim against the Bank which is disclosed on or which could be discovered based upon information contained in any account statement or accompanying documents sent by the Bank to any customer. The written notice must be received by the Bank within 30 days after the statement is received by the depositor. If notice is not given as required, no claim may be made by the depositor against the Bank regarding any matter so disclosed or any related matter which could have been avoided if such notice had been given.

          Section 3. Refusal of Deposits. The Board or any officer shall be at liberty to refuse any deposit, limit the amount which may be deposited, return all or part of any deposit, and close any account, except the Bank may not return a deposit or close an account upon which the Bank has contracted to pay interest at a fixed rate for a fixed period of time until such period of time has expired.

          Section 4. Lost Passbooks. If a depositor claims that a passbook is lost, stolen, or destroyed, or that, because of other exceptional circumstances, it cannot be produced without serious inconvenience to the depositor, written notice thereof shall be given by the depositor to the Bank. Before issuing a duplicate passbook, or making any payment on the account, the depositor must present proof by affidavit of the loss of the original passbook, and of its ownership satisfactory to the Bank. A waiting period may be imposed after presentation of the affidavit before any payment is made or a replacement passbook is issued. The Bank may also, in its discretion, require a bond of indemnity satisfactory to the Bank, in an amount not to exceed double the total balance of the account, and an agreement by the person to whom the duplicate passbook is to be issued or the payment is to be made that such person will indemnify and hold the Bank harmless for having issued such passbook or for having made such payment.

          Section 5. Withdrawals. Deposits and the interest accrued thereon may be withdrawn personally or upon the written order of the depositor or by some person legally authorized to act in depositor's behalf. Written orders signed by the depositor requesting payment to himself or herself or to one or more other persons may be honored by the Bank. Any payment made by the Bank to the depositor in person or pursuant to any such written order shall discharge the liability of the Bank to all persons to the extent of such payment. Interest on passbook accounts may be paid by check payable to the order of the depositor without presentation of a passbook if upon the written request of the depositor. If expressly provided in the rules and regulations for any particular type of deposit account, other than day of deposit / day of withdrawal accounts, deposits withdrawn before the close of an interest period may be credited with interest to the first day of the month in which such withdrawal is made.

          Section 6. Assignments. No gift, assignment, or transfer of the whole or any part of an account shall be binding upon the Bank unless all the depositors on such account give the Bank at least fifteen (15) days advance written notice thereof in such form as shall be satisfactory to the Bank and the Bank agrees in writing to be bound by such gift, assignment or transfer. No such gift, assignment or transfer shall affect in any way any claim or right of offset that the Bank may have with respect to such account or any depositor thereof.

          Section 7. Notice to Depositors. All notices in relation to deposits or depositors, amendments of these Bylaws, or amendments to the Rules and Regulations of the Bank which are posted conspicuously in the offices of the Bank shall be deemed to be actual notice to each depositor and, unless the effectiveness is delayed as stated therein, they shall become effective immediately upon posting. Any amendment to these Bylaws or to the Rules and Regulations of the Bank shall be binding upon all depositors.


                                  ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

          Section 1. Rules and Regulations. The Board may at any regular or special meeting make rules and regulations for transacting, managing and directing the affairs of the Bank with its customers and depositors and amend or change the same by a majority vote of the Directors present.

          Section 2.  Signatures.

     (a) Withdrawals of the Bank's funds from its depository banks or from The Rome Savings Bank's in-house accounts, may be made on checks signed by any two of the employees who may be specifically empowered to do so by resolution of the Executive Committee.

     (b) Ordinary payments for withdrawals may be made in currency by the teller from the cash on hand in the Bank.

     (c) All reports or other information required under the Banking Law, or the Banking Department or any branch of the State or Federal Government, shall be verified and signed by the President, a Senior Vice President, a Vice President, the Treasurer, the Secretary, or any one of them.

          Section 3.  Mortgage Loans.

     (a) No investment in any bond or mortgage shall be made except in accordance with the Banking Law and subject to the regulations of the Banking Department.

     (b) In all cases of loans secured by a mortgage in real estate, the mortgage loan office shall see that the bank at all times has a policy of insurance covering the buildings thereon, issued by an insurance company authorized by the Superintendent of Insurance to transact business in the State of New York.

          Section 4. Fidelity Bond. The Bank shall have in effect at all times a fidelity bond covering its directors, officers, employees, attorneys and agents, in an amount at least equal to the amount recommended for banks of its size by the Insurance and Protective Committee of the American Bankers Association, and in a form and with a company designated by the Board.

                                  ARTICLE XII

                                   DISASTER
                                   --------

          In the event there shall occur and be declared by appropriate governmental authority a state of disaster which shall be of such severity as to prevent the conduct and management of the affairs and business of the Bank by its Board and officers as otherwise provided in these by laws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Bank. If at such time there shall be no Executive Committee, or if there shall not be two members of the then incumbent Executive Committee available, then the majority of the Directors shall designate three Directors to constitute the Executive Committee for the full conduct and management of the affairs and business of the Bank and any two shall constitute a quorum of such Committee. If, in any such emergency, any authorized place of business of this Bank shall be unable to function because of the emergency, the business ordinarily conducted at such location may be relocated elsewhere, in addition to or in lieu of the locations theretofore authorized. Such relocation shall be as designated by the Board, the Executive Committee or by such persons as are then, in accordance with the resolutions adopted from time to time hereunder, dealing with the conduct of the affairs of the Bank.


                                 ARTICLE XIII

                           FISCAL YEAR; ANNUAL AUDIT
                           -------------------------

          The fiscal year of the Bank shall end on the 31st day of December of each year. The Bank shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board. The appointment of such accountants may be subject to annual ratification by the shareholders.


                                  ARTICLE XIV

                                   DIVIDENDS
                                   ---------

          Subject to the terms of the Bank's certificate of incorporation and applicable law and regulation, the Board may, from time to time, declare, and the Bank may pay, dividends on its outstanding shares of capital stock.


                                  ARTICLE XV

                                CORPORATE SEAL
                                --------------

          The Board shall have the power to adopt and alter the seal of the Bank.

                                  ARTICLE XVI

                             AMENDMENTS OF BYLAWS
                             --------------------

          These Bylaws, except as provided by law or the Restated Organization Certificate of the Bank, or as otherwise set forth in these Bylaws, may be amended or repealed by the Board or by vote of the shareholders entitled to vote in the election of directors; provided, however, that no amendment to these Bylaws shall be made by the Board unless notice of the proposed amendment shall have been given at the previous meeting of the Board. Notwithstanding the foregoing, any provision of these Bylaws that contains a supermajority voting requirement shall only be altered, amended, rescinded, or repealed by a vote of the Board or the shareholders entitled to vote thereon that is not less than the supermajority specified in such provision.